Exhibit 10.2

BOARD AGREEMENT

January 11, 2017

Global Partner Acquisition Corp.

One Rockefeller Plaza, 11th Floor

New York, New York 10020

John F. Ripley

35481 Troon Court

Round Hill, VA 20141

Re: Board Agreement

Jay:

Reference is made to that certain agreement and plan of merger (the “Merger Agreement”), by and among Global Partner Acquisition Corp., a Delaware corporation (“Parent”), Global Partner Sponsor I LLC, a Delaware limited liability company (“Parent Sponsor”), Sequel Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, Sequel Youth and Family Services, LLC, an Iowa limited liability company (the “Company”), the Key Equityholders identified therein and you, as the Securityholder Representative identified therein. In order to induce you and the Company to enter into the Merger Agreement, Parent has agreed to enter into this letter agreement (this “Agreement”) relating to your position on the Board of Directors of Parent, on the terms and subject to the conditions specified herein. This letter represents the “Board Agreement” contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Parent hereby agrees with you as follows:

1.       You will be nominated by Parent as the Chair of the Board of Directors of Parent in the Proxy Statement prepared and filed by Parent with the SEC.

2.       For so long as you are a member of the Board of Directors of Parent, Parent shall pay you an annual payment of One Hundred Thousand Dollars ($100,000.00) (payable quarterly in arrears, on the last Business Day of each calendar quarter). For the avoidance of doubt, nothing contained in this Agreement shall guarantee you any particular position or any position on the Board of Directors of Parent.

3.       You shall be entitled to the same exculpation from liability and indemnification and expense advance rights as available to any other director of the Parent on the date hereof and, if such rights are amended to be more favorable to any director, you shall also receive such additional rights. In furtherance of the foregoing, you will participate in any directors and officers insurance policy available to any director and Parent shall enter into an indemnification agreement with you in the form of Parent’s current form of indemnification agreement filed with the SEC on Form S-1/A on July 13, 2015.

4.       This Agreement constitutes the entire and final expression of our agreement with respect to the subject matter hereof and supersedes all prior agreements between us with respect to the subject matter hereof. This Agreement may not be amended or modified otherwise than by a written agreement executed by you and a duly authorized officer of Parent.

5.       No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.

6.       This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflict of laws principles thereof. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such action is vested in the federal courts, then the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.       This Agreement shall terminate at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

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Please indicate your agreement to the foregoing by signing in the space provided below.

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

Signature Page to Board Agreement

Please indicate your agreement to the foregoing by signing in the space provided below.

/s/ John F. Ripley
Name: John F. Ripley

Signature Page to Board Agreement